UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, Massachusetts, 01104

(Address of principal executive offices, including zip code)

(800) 286-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On May 25, 2023, at a meeting of the Executive Committee of the Board of Trustees (the “Board”) of Eversource Energy (the “Company”), Daniel J. Nova was elected to serve as a Trustee, effective June 1, 2023. The Board also appointed Mr. Nova to serve as a member of the Compensation and Finance Committees.

Mr. Nova’s initial term as a Trustee will continue until the Company’s 2024 Annual Meeting of Shareholders to be held in May 2024. Mr. Nova will receive an annual cash retainer in the amount of $120,000 for service on the Board during his term of office, including participation in all Board and Committee meetings, prorated to reflect his election effective June 1, 2023. Mr. Nova will also be entitled to receive a grant under the Eversource Incentive Plan on July 1, 2023, equal to that number of Restricted Stock Units (“RSUs”) resulting from dividing $165,000 by the average closing price of Eversource Energy common shares as reported on the New York Stock Exchange for the 10 trading days immediately preceding the date of grant, rounded to the nearest whole RSU, and prorated to reflect his election effective June 1, 2023.

Mr. Nova, age 61, has been a General Partner of Highland Capital Partners, a global venture capital firm, since 1996. From October 2020 to December 2022, Mr. Nova also served as the Chief Investment Officer and a director of Highland Transcend Partners I Corp., a publicly-traded special purpose acquisition company. Mr. Nova currently serves as a director and a member of the Audit and Compensation Committees of Rent the Runway, Inc., a publicly-traded an online subscription service for clothing, and he serves as a director and member of the Compensation Committee of ThredUp Inc., a publicly-traded online resale platform. He also serves on the boards of directors of several privately held companies, including Catalant Technologies, Inc., Clearco, Kyruus, Inc., and RapidSOS, Inc.

There is no arrangement or understanding between Mr. Nova and any other person pursuant to which he was elected as Trustee. Mr. Nova does not have any transactions with related persons in which the Company is a participant that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s news release announcing Mr. Nova’s election is attached as Exhibit 99.1 to the Form 8-K and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press release of the Company, dated May 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY
(Registrant)

May 26, 2023	By:	/s/ James W. Hunt, III
James W. Hunt, III
Executive Vice President – Chief Operating Officer and Secretary